Exhibit 5.1

June 29, 2021

CVRx, Inc.

9201 West Broadway Avenue, Suite 650

Minneapolis, Minnesota 55445

Ladies and Gentlemen:

We have acted as counsel to CVRx, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement filed with the U.S. Securities and Exchange Commission on the date hereof pursuant to Rule 462(b) (the “462(b) Registration Statement”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), supplementing the Registration Statement on Form S-1 filed pursuant to the Securities Act (File No. 333-256800) (as amended, the “Initial Registration Statement” and, together with the 462(b) Registration Statement, the “Registration Statement”). This opinion letter is furnished to the Company in connection with its filing of the 462(b) Registration Statement relating to the registration of the offering by the Company of up to 862,500 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share.  The Shares are being sold to the several underwriters named in, and pursuant to, an underwriting agreement among the Company and such underwriters, a form of which was filed as Exhibit 1.1 to the Initial Registration Statement (the “Underwriting Agreement”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

We have examined the Registration Statement, the Underwriting Agreement, the Company’s Twelfth Amended and Restated Certificate of Incorporation, as amended through the date hereof, the Company’s Amended and Restated Bylaws, as amended through the date hereof, and the proceedings taken by the Company in connection with the authorization of the Shares. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records and other records, agreements, documents, certificates and instruments, and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company, without any independent verification thereof. We have also examined such authorities of law as we have deemed relevant as a basis for our opinions.

In rendering the opinions set forth below, we have assumed the accuracy, truthfulness and completeness of all public records of the Company and of all information, representations and warranties contained in the agreements, documents, instruments, certificates and records we have reviewed, and the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares, and upon payment therefor and delivery thereof in accordance with the terms of the Underwriting Agreement and book entry registration and issuance thereof by the Company’s transfer agent and registrar, the Shares will be validly issued, fully paid and nonassessable.

CVRx, Inc.

June 29, 2021

This opinion is limited to the Delaware General Corporation Law. We express no opinion as to any other matters, including without limitation any matters relating to the securities or blue sky laws of any jurisdiction or any rules or regulations thereunder, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the 462(b) Registration Statement and to the reference to us under the caption “Legal Matters” in the Initial Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

This opinion is given as of the date hereof, and we assume no responsibility for updating this opinion or the opinions or statements set forth herein to take into account any event, action, interpretation or change in law occurring subsequent to the date hereof that may affect the validity of any of such opinions or statements.

Very truly yours, Faegre Drinker Biddle & Reath LLP

/s/ Ben A. Stacke
By: Ben A. Stacke, Partner